Calculation of Filing Fee Tables
S-4
SKYWORKS SOLUTIONS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock (par value of $0.25 per share)	Other	101,407,297		$ 5,627,775,720.93	0.0001381	$ 777,195.83
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,627,775,720.93		$ 777,195.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 777,195.83
Offering Note
[1]	Rule 457(f) Fee Calculation Details

This registration statement relates to the registration of the maximum number of shares of common stock, par value $0.25 per share, of Skyworks Solutions, Inc. ("Skyworks" and such common stock, "Skyworks Common Stock") estimated to be issuable by Skyworks pursuant to the mergers described in this registration statement and the Agreement and Plan of Merger, dated as of October 27, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Skyworks, Comet Acquisition Corp., Comet Acquisition II, LLC and Qorvo, Inc. ("Qorvo"). The amount in the "Amount Registered" column represents the maximum number of shares of Skyworks Common Stock estimated to be issuable at the Effective Time (as defined in this registration statement). The number of shares of Skyworks Common Stock being registered is based on (1) 93,130,325, which represents (a) the maximum number of shares of common stock, par value $0.0001 per share, of Qorvo ("Qorvo Common Stock") estimated to be outstanding immediately prior to the mergers described in this registration statement and in the Merger Agreement (calculated as the sum of an estimate of the maximum number of shares of Qorvo Common Stock outstanding as of November 28, 2025, and the number of shares of Qorvo Common Stock issuable or expected to be issued, converted or exchanged (including in respect of Qorvo's equity awards (including Accelerated Qorvo RSUs, as defined in the Merger Agreement)) in connection with the mergers), multiplied by (b) the exchange ratio of 0.960 shares of Skyworks Common Stock for each share of Qorvo Common Stock entitled to receive Skyworks Common Stock in the mergers, and (2) 8,276,972, which represents (a) the maximum number of shares of Qorvo Common Stock issuable in respect of restricted stock unit awards of Qorvo other than Accelerated Qorvo RSUs (as defined in the Merger Agreement), multiplied by (b) a conversion ratio of 1.6206, which conversion ratio has been estimated for purposes of calculating the filing fee herein based on historical trading prices of Skyworks Common Stock but will be calculated in accordance with the Merger Agreement at Closing. The "Maximum Aggregate Offering Price" is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act (as defined in this registration statement) and calculated in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act, based on (a) $8,780,625,258.43, the market value of the estimated maximum number of shares of Qorvo Common Stock that may be canceled and exchanged in the mergers (as set forth in the preceding paragraph), as established by the average of the high and low sales prices of Qorvo Common Stock on Nasdaq (as defined in this registration statement) on November 28, 2025, of $85.985, minus (b) $3,152,849,537.50, which is the aggregate amount of cash estimated to be paid by Skyworks to Qorvo stockholders in the mergers. The aggregate amount of cash set forth in clause (b) of the prior sentence is equal to the product obtained by multiplying (i) the cash consideration of $32.50 per share of Qorvo Common Stock, by (ii) the maximum number of shares of Qorvo Common Stock that may be canceled in the mergers (including any shares of Qorvo Common Stock relating to Accelerated Qorvo RSUs (as defined in the Merger Agreement)).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
102,118,105	$ 85.9850	$ 8,780,625,258.43		$ 3,152,849,537.50	$ 5,627,775,720.93

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A